UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 28, 2025

CALIBERCOS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 295-7600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In October 2025, CaliberCos Inc. (the “Company”) launched a note conversion program (the “Program”) pursuant to which holders (the “Note Holders”) of certain of the Company’s unsecured, outstanding promissory notes (the “Notes”) may elect to convert all or part of their Notes into shares of the Company’s Class A common stock, par value $0.001 (“Common Stock”) pursuant to conversion agreements. The Program provides that the Notes may be converted in one or more closings (each, a “Closing”) in exchange for shares of Common Stock at a per share conversion price equaling the lower of (i) the average closing price of the Common Stock over the five trading days prior to the execution of the respective conversion agreement, or the (ii) closing bid price of the Common Stock the business day preceding the execution of the respective conversion agreement (the “Conversion Prices”). The Company will limit each Closing to approximately $3 million in total value of the Notes. The conversion agreements will provide that the shares of Common Stock issued upon the conversion of the Notes will be registered within ten (10) business days of the date of the executed conversion agreement. After each Closing, the Company’s management may open additional conversion rounds until all Note Holders have participated.

As of October 28, 2025, the Company entered into conversion agreements (collectively, the “Conversion Agreements”) with the Note Holders of the Notes having an aggregate debt outstanding of $1,924,706.74 and principal amount of $1,897,504.55 and closed its first round of conversions.

Pursuant to the Conversion Agreements, the applicable Note Holders converted and canceled all or part of the applicable Note Holders’ Notes at conversion prices ranging from $3.14 to $3.72. The applicable Notes in the aggregate principal amount of $1,897,504.55 converted into an aggregate of 561,747 shares of Common Stock (the “Conversion Shares”).

The foregoing is only a summary of the material terms of the Program and the conversion agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing summary of the Program and the conversion agreements is qualified in its entirety by reference to the form of the conversion agreement, which is filed as Exhibit 10.1 this Current Report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the issuance of the Conversion Shares is hereby incorporated herein by reference.

The Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were issued to the respective recipients in transactions exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the Conversion Shares constitute “restricted securities” within the meaning of Rule 144 under the Act.

Item 7.01 Regulation FD Disclosure.

On October 31, 2025, the Company issued a press release announcing that the Board approved the Program and the completion of the conversion of principal balance notes. A copy the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby furnished pursuant to this Item 7.01.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Form of Conversion Agreement
99.1	Press Release dated October 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

Date: October 31, 2025

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chief Executive Officer